Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-186741

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
3.30% Medium-Term Notes, Series A due 2024	$500,000,000	99.780%	$498,900,000	$57,972.18
4.20% Medium-Term Notes, Series A due 2034	$500,000,000	99.893%	$499,465,000	$58,037.84
4.45% Medium-Term Notes, Series A due 2044	$500,000,000	99.868%	$499,340,000	$58,023.31

(1)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (No. 333-186741) filed by Parker-Hannifin Corporation on February 19, 2013.

PRICING SUPPLEMENT

(To Prospectus dated February 19, 2013 and

Prospectus Supplement dated November 18, 2014)

PARKER-HANNIFIN CORPORATION

Medium-Term Notes, Series A

$500,000,000 3.30% Medium-Term Notes, Series A due 2024

$500,000,000 4.20% Medium-Term Notes, Series A due 2034

$500,000,000 4.45% Medium-Term Notes, Series A due 2044

This pricing supplement supplements the terms and conditions in the Prospectus, dated February 19, 2013, as supplemented by the Prospectus Supplement, dated November 18, 2014 (as so supplemented, together with all documents incorporated by reference, the “Prospectus”), and should be read with the Prospectus. Unless otherwise defined in this pricing supplement, terms used herein have the same meanings as are given to them in the Prospectus.

	Ten-Year Notes	Twenty-Year Notes	Thirty-Year Notes
• Title of the Notes:	3.30% Medium-Term Notes, Series A due 2024	4.20% Medium-Term Notes, Series A due 2034	4.45% Medium-Term Notes, Series A due 2044
• Aggregate Principal Amount Initially Being Issued:	$500,000,000	$500,000,000	$500,000,000
• Denomination:	$2,000 and integral multiples of $1,000 in excess thereof	$2,000 and integral multiples of $1,000 in excess thereof	$2,000 and integral multiples of $1,000 in excess thereof
• Price to Public:	99.780%	99.893%	99.868%
• Settlement Date:	November 21, 2014	November 21, 2014	November 21, 2014
• Maturity Date:	November 21, 2024	November 21, 2034	November 21, 2044
• Coupon (Interest Rate):	3.30%	4.20%	4.45%
• Interest Payment Dates:	Semiannually on May 21 and November 21 of each year, beginning May 21, 2015	Semiannually on May 21 and November 21 of each year, beginning May 21, 2015	Semiannually on May 21 and November 21 of each year, beginning May 21, 2015
• Optional Redemption:	The Company may redeem the notes, at its option, at any time in whole or from time to time in part, as described in greater detail below.	The Company may redeem the notes, at its option, at any time in whole or from time to time in part, as described in greater detail below.	The Company may redeem the notes, at its option, at any time in whole or from time to time in part, as described in greater detail below.
• CUSIP:	70109HAL9	70109HAM7	70109HAN5

	Ten-Year Notes		Twenty-Year Notes		Thirty-Year Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public Offering Price	99.780%	$498,900,000	99.893%	$499,465,000	99.868%	$499,340,000
Selling Agents’ Commission	0.650%	$3,250,000	0.875%	$4,375,000	0.875%	$4,375,000

Proceeds (before expenses) to us	99.130%	$495,650,000	99.018%	$495,090,000	98.993%	$494,965,000

Joint Book-Running Managers

MORGAN STANLEY	WELLS FARGO SECURITIES	MIZUHO SECURITIES

Senior Co-Manager

KEYBANC CAPITAL MARKETS

Co-Managers

BARCLAYS	GOLDMAN, SACHS & CO.	J.P. MORGAN	RBS

November 18, 2014

Use of Proceeds

We expect to receive net proceeds, after deducting agents’ discounts and commissions but before deducting other offering expenses, of approximately $1,485,705,000 from this offering. We intend to use the proceeds to repay borrowings under our commercial paper program and for other general corporate purposes. At September 30, 2014, the total amount outstanding under our commercial paper program was approximately $702 million with a weighted average maturity of approximately 13.8 days and a weighted average interest rate of approximately 0.12%.

Additional Terms

In connection with the offering of the notes, the following additional terms will be applicable:

Optional Redemption

For purposes of the optional redemption provisions of each series of notes, the following definitions will be applicable:

“Quotation Agent” means the Reference Dealer (as defined below) selected by the Company.

“Redemption Date” means any date on which all or any part of the notes of the applicable series are to be redeemed.

“Reference Dealer” means (a) each of Morgan Stanley & Co. LLC, Mizuho Securities USA Inc. and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

Ten-Year Notes

Prior to August 21, 2024, we may redeem the Ten-Year Notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Ten-Year Notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the Ten-Year Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 15 basis points, plus accrued and unpaid interest on the Ten-Year Notes to be redeemed to, but not including, the Redemption Date.

On or after August 21, 2024, we may redeem the Ten-Year Notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Ten-Year Notes being redeemed, plus accrued and unpaid interest on the Ten-Year Notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any Ten-Year Notes called for redemption on the Redemption Date referred to in that notice, those Ten-Year Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any Ten-Year Notes to holders of the Ten-Year Notes to be redeemed at their addresses, as shown in the security register for the Ten-Year Notes, at least 30 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Ten-Year Notes to be redeemed.

If we choose to redeem less than all of the Ten-Year Notes, and if the Ten-Year Notes are held by the depositary, the applicable operational procedures of the depositary for the selection of Ten-Year Notes for redemption will apply. If the Ten-Year Notes are not held by the depositary, the particular Ten-Year Notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the Ten-Year Notes in part.

“Reference Dealer Rate” means, with respect to any Redemption Date for the Ten-Year Notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 2.25% Treasury Notes due November 15, 2024, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Twenty-Year Notes

Prior to May 21, 2034, we may redeem the Twenty-Year Notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Twenty-Year Notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the Twenty-Year Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest on the Twenty-Year Notes to be redeemed to, but not including, the Redemption Date.

On or after May 21, 2034, we may redeem the Twenty-Year Notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Twenty-Year Notes being redeemed, plus accrued and unpaid interest on the Twenty-Year Notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any Twenty-Year Notes called for redemption on the Redemption Date referred to in that notice, those Twenty-Year Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any Twenty-Year Notes to holders of the Twenty-Year Notes to be redeemed at their addresses, as shown in the security register for the Twenty-Year Notes, at least 30 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Twenty-Year Notes to be redeemed.

If we choose to redeem less than all of the Twenty-Year Notes, and if the Twenty-Year Notes are held by the depositary, the applicable operational procedures of the depositary for the selection of Twenty-Year Notes for redemption will apply. If the Twenty-Year Notes are not held by the depositary, the particular Twenty-Year Notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the Twenty-Year Notes in part.

“Reference Dealer Rate” means, with respect to any Redemption Date for the Twenty-Year Notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.125% Treasury Notes due August 15, 2044, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Thirty-Year Notes

Prior to May 21, 2044, we may redeem the Thirty-Year Notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Thirty-Year Notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the Thirty-Year Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 20 basis points, plus accrued and unpaid interest on the Thirty-Year Notes to be redeemed to, but not including, the Redemption Date.

On or after May 21, 2044, we may redeem the Thirty-Year Notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Thirty-Year Notes being redeemed, plus accrued and unpaid interest on the Thirty-Year Notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any Thirty-Year Notes called for redemption on the Redemption Date referred to in that notice, those Thirty-Year Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any Thirty-Year Notes to holders of the Thirty-Year Notes to be redeemed at their addresses, as shown in the security register for the Thirty-Year Notes, at least 30 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Thirty-Year Notes to be redeemed.

If we choose to redeem less than all of the Thirty-Year Notes, and if the Thirty-Year Notes are held by the depositary, the applicable operational procedures of the depositary for the selection of Thirty-Year Notes for redemption will apply. If the Thirty-Year Notes are not held by the depositary, the particular Thirty-Year Notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the Thirty-Year Notes in part.

“Reference Dealer Rate” means, with respect to any Redemption Date for the Thirty-Year Notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.125% Treasury Notes due August 15, 2044, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Change of Control

If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of that series as described above, we will be required to make an offer (a “change of control offer”) to each holder of notes of that series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes of that series on the terms set forth in those notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes of the series repurchased, plus accrued and unpaid interest, if any, on the notes of the series repurchased to the date of repurchase (a “change of control payment”).

Within 30 days following any such Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed, or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of The Depository Trust Company, sent electronically to holders of the notes of the applicable series, with a copy to the trustee under the indenture that such notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (a “change of control payment date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the change of control offer is conditioned on the Change of Control Triggering Event occurring on or prior to the change of control payment date.

On each change of control payment date, we will, to the extent lawful,

•	Accept for payment all notes of the applicable series or portions of notes of the applicable series properly tendered pursuant to the applicable change of control offer;

•	Deposit with the paying agent an amount equal to the change of control payment in respect of all notes of the applicable series or portions of notes of the applicable series properly tendered;

•	Deliver or cause to be delivered to the trustee the notes of the applicable series properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes of the applicable series being repurchased.

We will not be required to make a change of control offer upon the occurrence of a Change of Control Triggering Event if a third-party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a change of control offer made by us, and the third-party repurchases all notes of the applicable series properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding notes of the applicable series validly tender and do not withdraw such notes in a change of control offer and the Company, or any third-party making a change of control offer in lieu of the Company, as described above, purchases all of the notes of the applicable series validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the change of control offer described above, to redeem all notes of the applicable series that remain outstanding following such purchase at a redemption price in cash equal to the applicable change of control payment.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not continuing directors; or (5) the adoption of a plan relating to our liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes of a series or fails to make a rating of the notes of a series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the notes of that series.

“Rating Event” means, for the notes of any series, the rating on the notes of that series is lowered by at least two of the three Rating Agencies and the notes of such series are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control.

“S&P” means Standard & Poor’s Financial Services, a division of McGraw-Hill Financial, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Supplemental Information Concerning the Plan of Distribution

On November 18, 2014, we entered into an agreement with the agents identified below for the purchase and sale of the notes. We have agreed to sell to each of the agents, and each of the agents has agreed to purchase from us, the principal amount of the notes indicated in the following table.

	Principal Amount of Ten-Year Notes	Principal Amount of Twenty-Year Notes	Principal Amount of Thirty-Year Notes
Morgan Stanley & Co. LLC	$265,000,000	$265,000,000	$265,000,000
Wells Fargo Securities, LLC	82,500,000	82,500,000	82,500,000
Mizuho Securities USA Inc.	67,500,000	67,500,000	67,500,000
KeyBanc Capital Markets Inc.	25,000,000	25,000,000	25,000,000
Barclays Capital Inc.	15,000,000	15,000,000	15,000,000
Goldman, Sachs & Co.	15,000,000	15,000,000	15,000,000
J.P. Morgan Securities LLC	15,000,000	15,000,000	15,000,000
RBS Securities Inc.	15,000,000	15,000,000	15,000,000

Total	$500,000,000	$500,000,000	$500,000,000

Notes sold by the agents to the public will initially be offered at the initial public offering price set forth on the cover of this pricing supplement. Any notes sold by the agents to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the Ten-Year Notes, 0.500% of the principal amount of the Twenty-Year Notes and 0.500% of the principal amount of the Thirty-Year Notes. Any such securities dealers may resell any notes purchased from the agents to certain other brokers or dealers at a discount from the initial public offering price of up to 0.200% of the principal amount of the Ten-Year Notes, 0.250% of the principal amount of the Twenty-Year Notes and 0.250% of the principal amount of the Thirty-Year Notes. If all of the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC or their affiliates are dealers and/or participants under our commercial paper program and may receive a portion of the net proceeds of this offering as a result of their ownership of a portion of our commercial paper.

We estimate that our share of the total expenses of the notes offered hereby, excluding agent discounts and commissions, will be approximately $375,000.

Additional Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this pricing supplement and the accompanying prospectus supplement and prospectus to the public in that Relevant Member State at any time, except that it may, with effect from and including the Relevant Implementation Date, make an offer:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by Morgan Stanley for any such offer; or

(c)	in any other circumstance falling within Articles 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

With respect to notes to be offered or sold in the United Kingdom, each agent has represented and agreed (1) that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by such agent in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (2) that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by such agent in relation to the notes in, from or otherwise involving the United Kingdom.

The communication of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus and any other documents or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom the notes are only available to, and any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus or any of its or their contents.

Investing in the notes involves risks. You should carefully review the risk factors under Item 1A in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

PROSPECTUS SUPPLEMENT

(To Prospectus February 19, 2013)

$2,700,000,000

PARKER-HANNIFIN CORPORATION

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

We may offer from time to time our medium-term notes, series A, which we refer to as the notes. Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. We will provide the specific terms of any notes offered in a pricing supplement, which terms will include:

Maturity.  The notes will mature nine months or more from the date they are issued.

Interest Rate.  The interest rate on each note will be either a fixed rate, which may be zero in the case of certain original issue discount notes, an amortizing fixed rate or a floating rate. Floating rate interest may be based on one or more of the following rates:

•	CD Rate
•	Commercial Paper Rate
•	Federal Funds Rate
•	LIBOR
•	Prime Rate
•	Treasury Rate
•	CMT Rate
•	Any other rate specified in the applicable pricing supplement.

Interest Payment Date.  Interest on each fixed rate note, amortizing fixed rate note or floating rate note will be payable on each interest payment date set forth in this prospectus supplement and in the applicable pricing supplement.

Redemption.  Redemption provisions applicable to the notes will be specified in the applicable pricing supplement.

Currency.  The notes may be denominated in U.S. dollars or in a foreign or composite currency.

Denomination.  The notes will be issued in fully registered form in denominations of $2,000, increasing in integral multiples of $1,000 in excess thereof or other denominations specified in the applicable pricing supplement and for foreign or composite currencies.

Each note will be in book-entry form through The Depository Trust Company or certificated form.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the notes on a continuous basis through the agents listed below, who have agreed to use reasonable efforts to sell the notes. We may also sell the notes to the agents as principal for resale at terms agreed to by us. If we sell all of the notes, we expect to receive proceeds of between $2,696,625,000 and $2,679,750,000 after paying the agents’ discounts and commissions of between $3,375,000 and $20,250,000. However, the agents’ discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities of 30 years or more.

MORGAN STANLEY
CITIGROUP
GOLDMAN, SACHS & CO.
RBS
KEYBANC CAPITAL MARKETS
BARCLAYS
BofA MERRILL LYNCH
WELLS FARGO SECURITIES
MIZUHO SECURITIES
J.P. MORGAN

November 18, 2014

Page

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS	S-1
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS	S-1
IMPORTANT CURRENCY EXCHANGE INFORMATION	S-2
DESCRIPTION OF NOTES	S-3

FOREIGN CURRENCY RISKS	S-21
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-23
PLAN OF DISTRIBUTION	S-35
VALIDITY OF THE NOTES	S-36

PROSPECTUS

DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF DEPOSITARY SHARES	23
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	27
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	30
EXPERTS	30

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable pricing supplement or free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable pricing supplement or free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is correct on any date after their respective dates, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

We may use this prospectus supplement, together with the accompanying prospectus and an attached pricing supplement, to offer our medium-term notes, series A, from time to time. The total initial offering price of notes that may be offered by this prospectus supplement is $2,700,000,000.

This prospectus supplement sets forth the terms of the medium-term notes, series A, that we may offer. It supplements the description of the debt securities contained in the accompanying prospectus. If any particular term of our medium-term notes, series A, described in this prospectus supplement is inconsistent with any general terms described in the accompanying prospectus, the particular term described in this prospectus supplement will control. Capitalized terms used but not defined in this prospectus supplement have the meanings set forth in the accompanying prospectus or the indenture under which the notes are issued. References in this prospectus supplement to “notes” are only to the medium-term notes, series A, we may issue under this prospectus supplement and not to any other notes we may issue under the accompanying prospectus.

Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. If any information in the pricing supplement is inconsistent with this prospectus supplement, the information in the pricing supplement will control.

You should read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page 2 of the accompanying prospectus.

References in this prospectus supplement to the terms “we,” “our” or “us” or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise. References in this prospectus supplement to the term “Parker” means Parker-Hannifin Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements contained in this prospectus supplement, any free writing prospectus and the documents incorporated by reference into this prospectus supplement and other written reports and oral statements Parker may make from time to time are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan” and “forecast.” All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of Parker, including its individual segments, may differ materially from current expectations, depending on economic conditions within our mobile, industrial and aerospace markets, and Parker’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are:

•	changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs, and changes in product mix;
•	ability to identify acceptable strategic acquisition targets;

•	uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions;
•	the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures;
•	the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities;
•	ability to realize anticipated benefits from the consolidation of the Climate & Industrial Controls Group;
•	ability to implement successfully Parker’s capital allocation initiatives, including timing, price and execution of share repurchases;
•	threats associated with and efforts to combat terrorism;
•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;
•	competitive market conditions and resulting effects on sales and pricing;
•	increases in raw material costs that cannot be recovered in product pricing;
•	Parker’s ability to manage costs related to insurance and employee retirement and health care benefits; and
•	global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability.

These factors and the other risk factors described in this prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause Parker’s actual results, performance or achievements to differ materially from those expressed in or implied by any of Parker’s forward-looking statements. Other unknown or unpredictable factors also could harm Parker’s results. Consequently, there can be no assurance that the actual results or developments anticipated by Parker will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Parker. You should carefully read the section entitled “Risk Factors” included in Parker’s most recent Annual Report on Form 10-K, which is incorporated into this prospectus supplement and accompanying prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. Parker undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT CURRENCY EXCHANGE INFORMATION

Purchasers are required to pay for the notes in U.S. dollars, and payments of principal of and premium, if any, and interest on the notes will also be made in U.S. dollars, unless the applicable pricing supplement provides that purchasers are instead required to pay for the notes in a specified currency, and/or that payments of principal, premium, if any, and interest on the notes will be made in a specified currency. Unless otherwise specified in a pricing supplement or unless alternative arrangements are made, payment of principal, premium, if any, and interest in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States. See “Description of Notes” and “Foreign Currency Risks.”

If the applicable pricing supplement provides for payments of principal of and interest on a non-U.S. dollar denominated note to be made in U.S. dollars or for payments of principal of and interest on a U.S. dollar denominated note to be made in a specified currency other than U.S. dollars, the conversion of the specified currency into U.S. dollars or U.S. dollars into the specified currency, as the case may be, will be handled by the exchange rate agent identified in the pricing supplement. Any agent may act, from time to time, as exchange rate agent. The costs of conversion will be borne by the holder of a note through deductions from the payments.

DESCRIPTION OF NOTES

The following description of the material terms of the notes offered by this prospectus supplement is in addition to, and if inconsistent replaces, the description and general terms of the notes set forth under “Description of Debt Securities” in the accompanying prospectus. The terms and conditions set forth in this section will apply to each note unless otherwise specified in the applicable pricing supplement and in that note.

General

We will issue the notes under an Indenture, dated as of May 3, 1996, between us and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee. We may also issue other debt securities, in addition to the medium-term notes, series A, under the Indenture. The notes will rank equal to all of our other unsecured and unsubordinated indebtedness. The notes may be issued from time to time in an aggregate principal amount of up to $2,700,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Indenture allows us to reopen a series of securities, including the notes, and issue additional securities of that series without the consent of the holders of the series.

For the purpose of this prospectus supplement:

•	the principal amount of any original issue discount note (as defined below) means the issue price (as defined below) of that note; and

•	the principal amount of any note issued in a foreign or composite currency means the U.S. dollar equivalent on the date of issue of the issue price of that note.

The notes will mature on any day nine months or more from the date of issue, as set forth in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement, the notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may, from time to time, without the consent of the then existing holders of a series of notes, reopen the series of notes and issue additional notes with the same term (except the issue price and issue date, but including maturity and interest payment terms) as notes issued on an earlier date. After the additional notes are issued, they will be fungible with the previously issued notes to the extent set forth in the applicable pricing supplement.

The notes will be offered on a continuing basis, and each note will be issued initially as either a global note or a definitive note. Except as set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities,” global notes will not be issuable as definitive notes. The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair your ability to own, transfer or pledge beneficial interests in global securities. See “— Book-Entry System” below.

We will maintain an agency in New York, New York for the presentation of notes for payment of principal and interest, registration of notes for transfer and exchange of the notes. However, global notes will be exchangeable only in the manner and to the extent set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities.” On the date of this prospectus supplement, the paying agent for the payment, transfer and exchange of the notes is Wells Fargo Bank, N.A. acting through its corporate trust office at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attn: Corporate Trust Operations.

The applicable pricing supplement will specify:

•	the issue price of each note to be sold pursuant to that pricing supplement (unless the note is to be sold at 100% of its principal amount);

•	the interest rate or interest rate formula;

•	maturity;

•	currency;

•	principal amount; and

•	any other terms on which each note will be issued.

Certain Definitions

Unless otherwise provided in the applicable pricing supplement, the following terms will have the meanings set forth below:

“Authorized denominations” means:

•	with respect to notes denominated in U.S. dollars, U.S. $1,000 or integral multiples of U.S. $1,000 above that; and

•	with respect to notes denominated in foreign or composite currencies, the equivalent of $1,000 (rounded to an integral multiple of 1,000 units of the specified currency), or integral multiples of 1,000 units above that of the specified currency, as determined by reference to the market exchange rate (as defined below) for the specific currency on the business day (as defined below) immediately preceding the date of issuance.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in (a) New York City, (b) with respect to notes denominated in a specified currency other than U.S. dollars, euros or Australian dollars, in the principal financial center of the country of the specified currency, and (c) with respect to notes denominated in Australian dollars, in Sydney, and

•	with respect to LIBOR notes, is also a London banking day (as defined below); and

•	with respect to notes denominated in euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business.

“Depositary” means The Depository Trust Company.

“Index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Interest payment date,” with respect to any note, means the date on which, under the terms of the note, regularly scheduled interest is payable.

“Issue price” means the first price at which each note is sold to the public pursuant to a pricing supplement.

“London banking day” means any day on which dealings in deposits in the index currency are transacted in the London interbank market.

“Market exchange rate” means the noon dollar buying rate in New York City for cable transfers of a specified currency published by the Federal Reserve Bank of New York.

“Original issue discount note” means any note that provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the maturity pursuant to the Indenture.

“Record date” means, for the interest payable on any interest payment date on the first day of a month in respect of any series of notes, the fifteenth day (whether or not a business day) of the calendar month next preceding the month during which such interest payment date occurs, or if any interest payment date shall occur on the fifteenth day of a month in respect of any series of notes, the first day (whether or not a business day) of the calendar month during which such interest payment date occurs.

Interest and Principal Payments

We will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, we will pay the interest payable upon maturity, redemption or repayment, whether or not the date of maturity, redemption or repayment is an interest payment date, to the person to whom principal is payable.

We will pay the initial interest payment on a note on the first interest payment date falling after the date the note is issued. However, unless otherwise specified in the applicable pricing supplement, we will make payments of interest or, in the case of an amortizing note, principal and interest, on a note issued less than 15 calendar days before an interest payment date on the next succeeding interest payment date to the holder of record on the record date with respect to that succeeding interest payment date.

We will make U.S. dollar denominated payments of interest, other than interest payable at maturity or on the date of redemption or repayment if we redeem or repay a note before maturity, by check mailed to the address of the person entitled to the interest payment as shown on the note register. We will make U.S. dollar denominated payments of principal, premium, if any, and interest upon maturity, redemption or repayment in immediately available funds against presentation and surrender of the note. Notwithstanding the foregoing:

•	the depositary, as holder of global notes, will be entitled to receive payments of interest by wire transfer of immediately available funds; and

•	a holder of U.S. $10,000,000 (or the equivalent) or more in aggregate principal amount of definitive notes having the same interest payment date will be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the paying agent, provided the request is received not later than 15 calendar days prior to the applicable interest payment date.

Unless otherwise specified in the applicable pricing supplement, a beneficial owner of global notes denominated in a specified currency electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the participant through which its interest is held on or before the applicable record date, in the case of a payment of interest, and the 16th day prior to maturity, in the case of principal or premium, of a beneficial owner’s election to receive all or a portion of the payment in a specified currency. The participant must notify the depositary of the election on or before the third business day after the applicable record date. The depositary will notify the paying agent of the election on or before the fifth business day after such record date. If complete instructions are received by the participant and forwarded by the participant to the depositary, and by the depositary to the paying agent, on or before those dates, the beneficial owner will receive payments in the specified currency by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Otherwise, the beneficial owner will receive payments in U.S. dollars.

Certain notes we may issue, including original issue discount notes, may be considered to be issued with original issue discount, which must be included in income for U.S. federal income tax purposes under a constant yield method. See “Certain U.S. Federal Income Tax Considerations — Consequences to U.S. Holders — Original Issue Discount Notes” below. Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount note is declared to be due and payable immediately as described under “Description of Debt Securities — Events of Default” in the accompanying prospectus, the amount of principal due and payable with respect to any original issue discount note will be limited to the aggregate principal amount of the note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount)

plus the original issue discount amortized from the date of issue to the date of declaration. The amortization will be calculated using the “interest method” computed in accordance with generally accepted accounting principles in effect on the date of declaration. Special considerations applicable to any original issue discount notes will be set forth in the applicable pricing supplement.

Payment Currency

If the applicable pricing supplement provides for payments of interest and principal on a non-U.S. dollar denominated note to be made, at the option of the holder of the note, in U.S. dollars, we will cause conversion of the specified currency into U.S. dollars to be made. The exchange rate agent will determine the conversion ratio based on the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date. The exchange rate agent will determine the highest bid quotation by receiving bid quotations from three recognized foreign exchange dealers, one of which may be the exchange rate agent, for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on each payment date in the aggregate amount of the specified currency payable to the holders of notes and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holders of notes through deductions from the payments made.

Except as set forth below, if the principal of, premium, if any, or interest on, any note is payable in a specified currency other than U.S. dollars and the specified currency:

•	is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control;

•	is no longer used by the government of the country issuing the currency; or

•	is no longer used for the settlement of transactions by public institutions within the international banking community,

then we will be entitled to satisfy our obligations to holders of the notes by making payments in U.S. dollars on the basis of the market exchange rate on the date of the payment or, if the market exchange rate is not available on that date, as of the most recent practicable date. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency other than U.S. dollars will not constitute an event of default as described under “Description of Debt Securities — Events of Default” in the accompanying prospectus.

All determinations referred to above made by us or our agent will be at our sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on holders of notes.

Fixed Rate Notes

Each fixed rate note we issue will bear interest from the date of issuance at the annual rate stated on its face, except as described below under “— Extension of Maturity,” until the principal of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement:

•	interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months;

•	payments of interest on fixed rate notes other than amortizing notes will be made semiannually on January 1 and July 1 of each year and at maturity or upon any earlier redemption or repayment;

•

payments of principal and interest on amortizing notes, which are securities on which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on January 1, April 1, July 1 and October 1, or semiannually on January 1 and July 1, as set forth in the applicable pricing supplement, and at maturity or upon any earlier redemption or repayment; and

•	payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount.

A table setting forth repayment information in respect of each amortizing note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

If any interest payment date for any fixed rate note falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and no interest on the payment will accrue for the period from and after the interest payment date. If the maturity, or date of redemption or repayment, of any fixed rate note falls on a day that is not a business day, the payment of interest and principal (and premium, if any) will be made on the next succeeding business day, and no interest on the payment will accrue for the period from and after the maturity date, or date of redemption or repayment.

Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity or earlier redemption or repayment, as the case may be. We may change the interest rates we agree to pay, without notice, on any newly issued fixed rate notes, but any change on newly issued fixed rate notes will not affect any fixed rate notes previously issued or that we have agreed to issue.

Floating Rate Notes

Each floating rate note we issue will bear interest from the date of issuance until the principal is paid or made available for payment at a base rate determined by reference to an interest rate basis or formula, which may be adjusted by a spread and/or spread multiplier (each as defined below). The applicable pricing supplement will designate one or more of the following base rates, as applicable, to each floating rate note:

•	the CD rate;

•	the commercial paper rate;

•	the federal funds rate;

•	LIBOR;

•	the prime rate;

•	the treasury rate;

•	the CMT rate; or

•	another base rate or interest rate formula that is set forth in the pricing supplement and in the floating rate note.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the interest rate on each floating rate note will be calculated by reference to the specified base rate plus or minus the spread, if any, and/or multiplied by the spread multiplier, if any. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for the floating rate note. The “spread multiplier” is the percentage specified in the applicable pricing supplement to be applied to the base rate for the floating rate note.

As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following:

•	a maximum limit, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as “maximum interest rate”; and

•	a minimum limit, or floor, on the rate of interest which may accrue during any interest period, which we refer to as “minimum interest rate.”

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested.

Interest Reset Dates.  Unless otherwise specified in the applicable pricing supplement, the rate of interest on each floating rate note will be reset according to an “interest reset period,” which will be daily, weekly, monthly, quarterly, semiannually or annually. We refer to the first day of each interest reset period as an “interest reset date.” The applicable pricing supplement will specify the applicable interest reset period. Unless otherwise specified in the pricing supplement, the interest reset date will be:

•	in the case of floating rate notes which reset daily, each business day;

•	in the case of floating rate notes (other than treasury rate notes) which reset weekly, the Wednesday of each week; in the case of treasury rate notes which reset weekly, the Tuesday of each week, except as provided below;

•	in the case of floating rate notes which reset monthly, the third Wednesday of each month;

•	in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

•	in the case of floating rate notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable pricing supplement; and

•	in the case of floating rate notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable pricing supplement;

provided, that (a) the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note will be the “initial interest rate” set forth in the applicable pricing supplement and (b) unless otherwise specified in the applicable pricing supplement, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the rule in effect on the tenth calendar day preceding the maturity, redemption or repayment date. If any interest reset date for any floating rate note is not a business day, the interest reset date will be postponed to the next succeeding business day, except that in the case of a LIBOR note, if such business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

Interest Payment Dates.  Except as provided below or as otherwise specified in the applicable pricing supplement, interest on floating rate notes will be payable on the following interest payment dates:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable pricing supplement;

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December;

•	in the case of floating rate notes with a semiannual interest reset date, on the third Wednesday of the two months specified in the applicable pricing supplement; and

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date for any floating rate note falls on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day with respect to such floating rate note, except that, in the case of a LIBOR note, if the next succeeding business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or any earlier redemption or repayment date of a floating rate note would fall on a day that is not a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

Interest Determination Dates.  As used below, the “interest determination date” pertaining to the interest reset date for the floating rate notes we may issue is as follows:

•	for federal funds rate notes and prime rate notes, the business day preceding the relevant interest reset date;

•	for CD rate notes, commercial paper rate notes and CMT rate notes, the second business day preceding the relevant interest reset date;

•	for a LIBOR note, the second London banking day preceding the relevant interest reset date; and

•	for a treasury rate note, the day of the week in which the relevant interest reset date falls on which treasury bills (as defined below) would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but that auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, such interest reset date will be the next following business day.

Unless otherwise specified in the applicable pricing supplement, the “calculation date,” where applicable, pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date, or, if such day is not a business day, the next succeeding business day; or

•	the business day preceding the applicable interest payment date or maturity date, as the case may be.

Calculation of Interest.  Unless otherwise specified in the applicable pricing supplement, interest payments for floating rate notes will be the amount of interest accrued from and including the date of issue or from and including the last date to which interest has been paid to, but excluding, the interest payment date or maturity date or date of redemption or repayment.

Accrued interest on floating rate notes will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factor calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day in the period is computed by dividing the interest rate applicable to that day:

•	by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes and prime rate notes; or

•	by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 would be rounded to 9.87655% or .0987655 and 9.876544% or .09876544 would be rounded to 9.87654% or ..0987654). All dollar amounts used in or resulting from the interest calculation on floating rate notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

Unless otherwise stated in the applicable pricing supplement, the calculation agent with respect to any issue of floating rate notes will be Wells Fargo Bank, N.A. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date with respect to the relevant floating rate note.

Interest rates will be determined by the calculation agent as follows:

CD Rate Notes.  CD rate notes will bear interest at the interest rate, calculated with reference to the CD rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the CD rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CD rate” means, the rate on any interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System, which we refer to as “H.15(519),” under the heading “CDs (Secondary Market).”

If the CD rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date then the CD rate will be the rate on the interest determination date for negotiable U.S. dollar certificates of deposit of the index maturity designated in the applicable pricing supplement available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System, which we refer to as “H.15 Daily Update,” or another recognized electronic source used for the purpose of displaying such rate, under the heading “CDs (Secondary Market)”.

•	If that rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CD rate on the interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the interest determination date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the index maturity designated in the pricing supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major U.S. money center banks.

•	If the dealers selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the CD rate in effect for the applicable period will be the same as the CD rate for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

Commercial Paper Rate Notes.  Commercial paper rate notes will bear interest at the interest rate, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the commercial paper rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, the money market yield (as defined below) of the rate on any interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519), under the heading “Commercial Paper — Nonfinancial.”

If the commercial paper rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the specified index maturity as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper — Nonfinancial.”

•	If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the commercial paper rate will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the interest determination date of three leading dealers of commercial paper in New York City selected by the calculation agent for commercial paper of the specified index maturity, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected by the calculation agent are not quoting offered rates as set forth in the prior paragraph, the commercial paper rate in effect for the applicable period will be the same as the commercial paper rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

The “money market yield” means a yield calculated in accordance with the following formula:

D x 360
money market yield =		x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days for which interest is being calculated.

Federal Funds Rate Notes.  Federal funds rate notes will bear interest at the interest rate, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the federal funds rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, the rate on any interest determination date for U.S. dollar federal funds as published in H.15(519) under the heading

“Federal Funds (Effective),” as that rate is displayed on Reuters Screen FEDFUNDS1. “Reuters Screen” means the display on Reuters Monitor Money Rate Services or any successor or replacement service, on the page or pages or any successor or replacement page or pages on that service.

If the federal funds rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on Reuters Screen FEDFUNDS1 by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the federal funds rate will be the rate on the relevant interest determination date as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds (Effective Rate).”

•	If that rate does not appear on Reuters Screen FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the federal funds rate for that interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds, as of 9:00 a.m., New York City time, on that interest determination date, arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•	If the brokers selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the federal funds rate in effect for the applicable period will be the same as the federal funds rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

LIBOR Notes.  LIBOR notes will bear interest at the interest rate, calculated with reference to LIBOR and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the LIBOR notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “LIBOR” for each interest determination date will be determined by the calculation agent as follows. As of the interest determination date, LIBOR will be the arithmetic mean of the offered rates appearing on the Reuters Screen LIBOR page (as defined below) (unless that page by its terms provides only for a single rate, in which case that single rate will be used) for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that interest determination date, if at least two such offered rates appear (unless only a single rate is required) on such Reuters Screen LIBOR Page.

If fewer than two offered rates referenced above appear, LIBOR in respect of the related interest determination date will be determined as follows:

•	The calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in the index currency in such market at such time. If at least two quotations are provided, LIBOR determined on the applicable interest determination date will be the arithmetic mean of these quotations.

•

If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable pricing supplement), in the applicable principal financial center for the country of the index currency on such interest determination date, by three major banks in that principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the index currency in such market at such time.

•	If the banks are not quoting as set forth in the prior paragraph, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

“Reuters Screen LIBOR Page” means the display on the Reuters Monitor Money Rates Service, or any successor or replacement service, on the page designated as “LIBOR01” or any successor or replacement page or pages for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

Prime Rate Notes.  Prime rate notes will bear interest at the interest rate calculated with reference to the prime rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the prime rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, the rate set forth in H.15(519) on any interest determination date opposite the heading “Bank Prime Loan.”

If the prime rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is not yet published by 3:00 p.m., New York City time, on the related calculation date pertaining to the relevant interest determination date, then the prime rate will be as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•	If that rate is not yet published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the prime rate for the interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank’s prime rate or base lending rate as in effect for that interest determination date as quoted on the Reuters Screen USPRIME1 on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 for the interest determination rate, then the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by at least two of the three major money center banks in New York City selected by the calculation agent from which quotations are requested.

•	If the banks selected by the calculation agent are not quoting rates as set forth in the prior paragraph, the prime rate in effect for the applicable period will be the same as the prime rate for the immediately preceding interest reset period (or, if there was no such interest reset period, then the rate of interest payable will be the initial interest rate).

“Reuters Screen USPRIME1” means the display designated as the “USPRIME1” page on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Treasury Rate Notes.  Treasury rate notes will bear interest at the interest rate calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the treasury rate notes and in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, the rate for the auction held on any interest determination date of direct obligations of the United States “treasury bills,” having the index maturity designated in the applicable pricing supplement, as that rate appears on Reuters screen page USAUCTION 10 or page USAUCTION 11, or any successor service or page.

If the treasury rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on the Reuters pages described above by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the bond equivalent yield (as described below) for the type of treasury bill described above, as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. Government Securities/ Treasury Bills/ Auction High.”

•	If that rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the bond equivalent yield of the auction rate, for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•	If the auction rate described in the prior paragraph is not so announced by the U.S. Department of Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate set forth in H.15(519) for that interest determination date and for treasury bills having a remaining maturity closest to the index maturity designated in the applicable pricing supplement under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in H.15(519) by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the treasury rate will be the rate for that interest determination date and for the type of treasury bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the prior paragraph is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, then the treasury rate will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the index maturity designated in the applicable pricing supplement.

•	If the dealers selected by the calculation agent are not quoting bid rates as set forth in the prior paragraph, the treasury rate in effect for the applicable period will be the same as the treasury rate for the immediately preceding interest reset period (or, if there was no such interest rate period, then the rate of interest payable will be the initial interest rate).

The “bond equivalent yield” means a yield calculated in accordance with the following formula:

D x N
bond equivalent yield =		x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days for which interest is being calculated.

CMT Rate Notes.  CMT rate notes will bear interest at the interest rate calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the CMT rate notes and in the applicable pricing supplement.

Unless otherwise indicated in an applicable pricing supplement, “CMT rate” means, with respect to any interest determination date, the rate displayed on the Designated CMT Reuters Page (as defined below) under the caption “— Treasury Constant Maturities — Federal Reserve Board Release H.15 — Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index (as defined below) for:

•	if the Designated CMT Reuters Page is Reuters Screen FRBCMT the rate on that interest determination date; and

•	if the Designated CMT Reuters Page is Reuters Screen FEDCMT the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs.

If the CMT rate cannot be determined as described above, then the following procedures will apply.

•	If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for that interest determination date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the H.l5(519).

•	If that rate is no longer published in the H.15(519), or, if not published by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for that interest determination date will be the treasury constant maturity rate (or other U.S. Treasury rate) for the Designated CMT Maturity Index for that interest determination date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the H.15(519).

•	If that information is not provided by 3:00 p.m., New York City time, on the calculation date pertaining to the relevant interest determination date, then the CMT rate for the interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the interest determination date reported, according to their written records, by three leading primary U.S. government securities dealers, each referred to as a “reference dealer,” in New York City (which may include the agent or their affiliates) selected by the calculation agent. The calculation agent will select the three reference dealers from a group of five, after consultation with us, by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States, which we refer as “treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If the calculation agent cannot obtain three treasury notes quotations, the CMT rate for that interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York City (using the same method described above), for treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If three or four, and not five, of such reference dealers are quoting rates as described above, then the CMT rate will be based on the arithmetic mean of the offer rates obtained and neither the highest nor the lowest of such quotes will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting rates as described above, the CMT rate for that interest reset date will be the same as the CMT rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable will be the initial interest rate).

•	If two treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

“Designated CMT Reuters Page” means the display on Reuters Screen or any successor service, on the page designated in an applicable pricing supplement, or any other page as may replace that page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519), for the purpose of displaying treasury constant maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Reuters Page will be 7052 for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

Renewable Notes.  We may also issue from time to time variable rate renewable notes that will bear interest at the interest rate calculated with reference to a base rate and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in the renewable notes and in the applicable pricing supplement.

The renewable notes will mature on an interest payment date as specified in the applicable pricing supplement, which we refer to as the “initial maturity date,” unless the maturity of all or any portion of the principal amount is extended in accordance with the procedures described below. On the interest payment dates in May and November in each year (unless different interest payment dates are specified in the applicable pricing supplement), we refer to each such interest payment date as an “election date,” the maturity of the renewable notes will be extended to the interest payment date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $1,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to such effect to the paying agent not less than nor more than a number of days to be specified in the applicable pricing supplement prior to such election date. The option may be exercised with respect to less than the entire principal amount of the renewable notes, but the principal amount for which that option is not exercised must be at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement.

If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and that election is not revoked as described below, that portion of the principal amount of renewable notes will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the election date prior to which the holder made such election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to that effect to the paying agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which that portion would otherwise mature. The revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated, but the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and not revoked must be at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to, but excluding the immediately succeeding interest payment date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

The renewable notes may be redeemed in whole or in part at our option on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be stated in the applicable pricing supplement, and will be payable together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by sending a notice of such redemption to each holder by first class mail, postage prepaid, or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the Depository, sent electronically, at least 180 days prior to the date fixed for redemption.

Discount Notes

We may, from time to time, issue original issue discount notes. The pricing supplement applicable to the original issue discount notes may provide that holders of those notes will not receive periodic payments of interest. In addition, if an event of default with respect to the original issue discount notes occurs and is continuing, the holders or the trustee may declare the principal amount of the original issue discount notes due and payable in the manner described in the accompanying prospectus. See “Description of Debt Securities — Events of Default.” Our obligation to pay the principal of, and premium and interest, if any, on the original issue discount notes will terminate upon our payment of the following:

•	the amount of principal declared due and payable by the holders or the trustee; and

•	the interest on any overdue principal, premium and interest.

Indexed Notes

We may, from time to time, issue indexed notes, or notes on which the principal amount payable on the stated maturity and/or on which the amount of interest payable on an interest payment date will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable pricing supplement. Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of those notes depending upon the fluctuation of the relative value, rate or price of the specified index.

The applicable pricing supplement will describe specific information pertaining to:

•	the method for determining the principal amount payable at maturity;

•	a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note; and

•	certain additional U.S. federal tax considerations.

Extension of Maturity

The pricing supplement relating to each note (other than an amortizing note) will indicate whether we have the option to extend the maturity of the note for one or more periods, each of which we refer to as an

“extension period,” of one or more whole years up to but not beyond the final maturity date. If we have this option with respect to any note, which we refer to as an “extendible note,” the following procedures will apply, unless modified as set forth in the applicable pricing supplement.

We may exercise this option for an extendible note by notifying the paying agent of the exercise at least 45 but not more than 60 days prior to the maturity date originally in effect for the note or, if the maturity date of such note has already been extended, prior to the extended maturity date then in effect. No later than 38 days prior to the original maturity date or an extended maturity date, as the case may be, which we refer to each as a “maturity date,” the paying agent will send to the holder of the applicable note a notice relating to the extension period, by first class mail, postage prepaid, or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the Depository, sent electronically, setting forth:

•	our election to extend the maturity of the note;

•	the new extended maturity date;

•	the interest rate applicable to the extension period which, in the case of a floating rate note, will be calculated with reference to a base rate and the spread and/or spread multiplier, if any; and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which, the period or periods during which and the price or prices at which redemption may occur during the extension period.

Upon the sending by the paying agent of an extension notice to the holder of an extendible note, the maturity of the note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms it had prior to the sending of the extension notice.

Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect for an extendible note or, if such day is not a business day, not later than 10:00 a.m., New York City time, on the immediately succeeding business day, we may, at our option, revoke the interest rate provided for in the extension notice and establish a higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period by causing the paying agent to send notice of the higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) to the holder of the note. The notice must be sent by first class mail, postage prepaid, or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the Depository, sent electronically, or by such other means as agreed between us and the paying agent. The notice will be irrevocable. All extendible notes subject to notice of a higher interest rate will bear that higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity of an extendible note, the holder of the note will have the option to require us to repay the note on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to such date. In order for an extendible note to be repaid on the maturity date, the holder must follow the procedures set forth below under “— Repayment at the Noteholders’ Option; Repurchase” for optional repayment, except that:

•	the period for delivery of the note or notification to the paying agent will be at least 25 but not more than 35 days prior to the maturity date then in effect; and

•	a holder who has tendered an extendible note for repayment pursuant to an extension notice may, by written notice to the paying agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect or, if such day is not a business day, until 3:00 p.m., New York City time, on the immediately succeeding business day.

Defeasance

The provisions of Article Thirteen of the Indenture relating to defeasance and covenant defeasance, described in the accompanying prospectus under “Description of Debt Securities — Legal Defeasance and Covenant Defeasance,” are applicable to the notes.

Book-Entry System

Upon issuance, all fixed rate global notes having the same issue date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more global securities. In addition, all floating rate global notes having the same issue date, initial interest rate, base rate, interest reset period, interest payment dates, index maturity, spread and/or spread multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, maturity date and other terms, if any, will be represented by one or more global securities. Each global security representing global notes will be deposited with, or on behalf of, the depositary, and registered in the name of a nominee of the depositary. Global notes will not be exchangeable for definitive notes, except under the circumstances described in the accompanying prospectus under “Description of Debt Securities — Global Securities.” Definitive notes will not be exchangeable for global notes and will not otherwise be issuable as global notes.

A further description of the depositary’s procedures with respect to global securities representing global notes is set forth in the accompanying prospectus under “Description of Debt Securities — Global Securities.” The depositary has confirmed to us, the agent and the trustee that it intends to follow such procedures.

Optional Redemptions

The pricing supplement will either indicate that the notes cannot be redeemed before maturity or will indicate the terms on which the notes will be redeemable at our option. Notice of redemption will be provided by sending a notice of redemption to each holder by first class mail, postage prepaid, or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the Depository, sent electronically, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books maintained by the paying agent. Unless otherwise provided in the applicable pricing supplement, the notes, except for amortizing notes, will not be subject to any sinking fund.

Repayment at the Noteholders’ Option; Repurchase

If applicable, the pricing supplement relating to each note will indicate that the note will be repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in the pricing supplement, at a price equal to 100% of the principal amount, together with accrued interest to the date of repayment, unless the note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon such repayment.

In order for a note to be repaid, the paying agent must receive at least 30 days but not more than 60 days prior to the repayment date,

•	the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of the note;

•	the principal amount of the note;

•	the principal amount of the note to be repaid;

•	the certificate number or a description of the tenor and terms of the note;

•	a statement that the option to elect repayment is being exercised thereby; and

•	a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the paying agent,

in each case, not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. In any event, the telegram, telex, facsimile transmission or letter will only be effective if the note and form duly completed are received by the paying agent by such fifth business day.

Except in the case of renewable notes or extendible notes, and unless otherwise specified in the applicable pricing supplement, exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an Authorized Denomination.

If a note is represented by a global security, the depositary’s nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase notes at any price in the open market or otherwise. Any notes purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

FOREIGN CURRENCY RISKS

Exchange Rates and Exchange Controls

Any investment in notes that are denominated in, or the payment of which is related to the value of, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, but are not limited to:

•	the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign or composite currencies; and

•	the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government.

These risks generally depend on economic and political events and the supply of, and demand for, the relevant currencies over which we have no control. In recent years, rates of exchange between U.S. dollars and certain foreign and/or composite currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note.

Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of such note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a note to the investor.

Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, premium, if any, or interest on, a note. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note not denominated in U.S. dollars would not be available when payments on such note are due. In that event, we would make required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of the most recent practicable date. See “Description of Notes — Payment Currency.”

With respect to any note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable pricing supplement will include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency or currency unit. The information contained in the pricing supplement will constitute a part of this prospectus supplement and will be furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

This prospectus supplement, the accompanying prospectus and any pricing supplement do not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a foreign currency. We disclaim any responsibility to advise prospective purchasers of risks as they exist at the date of this prospectus supplement or as risks may change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, specified currencies other than U.S. dollars. Such notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information set forth in this prospectus supplement is directed to prospective purchasers who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on, the notes. Such persons should consult their own counsel with regard to such matters.

Governing Law and Judgment

The notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on notes denominated in a specified currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in U.S. dollars.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of notes, but it does not purport to be a complete analysis of all potential tax considerations. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or different interpretations. Any such change could affect the accuracy and conclusions described herein. This summary discusses only notes held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and purchased from us (or from our agents) pursuant to our offering of notes at the original issue price within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes being offered is sold for cash, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). It does not discuss all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	financial institutions;

•	regulated investment companies and real estate investment trusts;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	insurance companies;

•	tax-exempt organizations;

•	brokers, dealers or traders in securities or foreign currencies;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities;

•	persons holding notes as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	controlled foreign corporations and passive foreign investment companies;

•	persons who have ceased to be citizens or residents of the United States; or

•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar.

This summary also does not discuss the effect of any foreign, state, or local tax laws or any U.S. federal tax laws other than income tax laws (e.g., estate and gift tax). This summary deals only with notes that are due to mature not substantially more than 30 years from the date on which they are issued. The U.S. federal income tax consequences of ownership of notes that are due to mature substantially more than 30 years from their date of issue will be discussed in an applicable pricing supplement. In addition, the specific U.S. federal income tax considerations relating to the ownership and disposition of notes with special features, such as amortizing notes, extendible notes, renewable notes, indexed notes, notes issued with amortizable bond premium, notes for which a portion of the initial purchase price is attributable to pre-issuance accrued interest and notes that are subject to the rules governing contingent payment debt instruments, will also be discussed in the applicable pricing supplement.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (the “IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Considerations for U.S. Holders

The following portion of this discussion generally will apply to you if you are a “U.S. Holder” of a note. You are a “U.S. Holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) if it was in existence on August 20, 1996, it has validly elected to continue to be treated as a U.S. person under applicable Treasury Regulations.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partnership holding notes and persons that for U.S. federal income tax purposes are treated as partners in a partnership holding notes are urged to consult their own tax advisors with regard to the U.S. federal income tax consequences of an investment in the notes.

Interest

Interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes provided that the interest is “qualified stated interest” (as defined below).

Under Treasury Regulations, all payments of interest on a note that matures one year or less from its date of issuance will be included in the stated redemption price at maturity of the notes and will be taxed in the manner described below under “Original Issue Discount Notes–Short-Term Original Issue Discount Notes.” Special rules governing the treatment of interest paid with respect to original issue discount notes, foreign currency notes, variable rate notes and certain indexed notes are discussed below.

Original Issue Discount Notes

A note, other than a short-term note with a term of one year or less, the issue price of which is less than its stated redemption price at maturity generally will be considered to have been issued with original issue discount (“OID”). The stated redemption price at maturity of a note will equal the sum of all payments required under the note other than payments of qualified stated interest. “Qualified stated interest” generally means stated interest unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate (or at certain floating rates) that takes appropriate account of the length of the interval between stated interest payments. The “issue price” of a note for this purpose means the first price at which a substantial amount of the issue of notes has been sold (ignoring sales to underwriters, brokers, or similar persons acting as agents or wholesalers).

If the difference between a note’s stated redemption price at maturity and its issue price is less than a statutory de minimis amount – 1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have OID for U.S. federal income tax purposes.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include OID in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

The amount of OID includable in income by a U.S. Holder of an original issue discount note is the sum of the daily portions of OID with respect to the original issue discount note for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds such original issue discount note (“accrued OID”). The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a note may be of any length selected by the U.S. Holder and may vary in length over the term of the note as long as (a) no accrual period is longer than one year and (b) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period.

Special rules may apply to initial short accrual periods and final accrual periods. In general, the amount of OID allocable to an accrual period equals the excess of (x) the product of the original issue discount note’s adjusted issue price at the beginning of the accrual period and such note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (y) the sum of the payments of qualified stated interest on the note allocable to the accrual period. The “adjusted issue price” of an original issue discount note at the beginning of any accrual period is generally the issue price of the note increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments previously made on the note that were not qualified stated interest payments.

Short-Term Original Issue Discount Notes. Under Treasury Regulations, a note that matures one year or less from its date of issuance will be treated as a “short-term original issue discount note.” In general, a cash method U.S. Holder of a short-term original issue discount note is not required to include in income accrued OID unless it elects to do so, but will include any stated interest in income as the interest is received. U.S. Holders who report income on the accrual method and certain other persons, including certain pass-through entities, are required to include OID in income on short-term original issue discount notes as it accrues on a straight-line basis, unless an election is made to accrue according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include OID on a short-term original issue discount note in income currently, any gain realized on the sale, exchange or retirement of the short-term original issue discount note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue under a constant yield method) through the date of sale, exchange or retirement. In addition, such U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term original issue discount notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized. For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term original issue discount note, including stated interest, are included in the short-term original issue discount note’s stated redemption price at maturity.

Constant Yield Election. A U.S. Holder may make an election (the “constant yield election”) to include in gross income all interest that accrues on a note (including stated interest, OID, de minimis OID, as adjusted by any amortizable bond premium) in accordance with the constant yield method described above under “Original Issue Discount Notes,” with the modifications described below.

In applying the constant yield method to a note with respect to which the constant yield election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted tax basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election generally will apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a note with amortizable bond premium, then the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, held by the electing U.S. Holder as of the beginning of the taxable year in which the note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

Notes Subject to Contingencies, Including Optional Redemption. If a note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), where such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note will be subject to the general rules that govern contingent payment debt instruments. These rules will be discussed in an applicable pricing supplement.

Notwithstanding the general rules for determining yield and maturity in the case of notes subject to contingencies, if we or the U.S. Holder has an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of our option or options, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the note; and

•	in the case of an option or options of the U.S. Holder, the U.S. Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the note.

If both we and the U.S. Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the note is determined by using any date on which the note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the note as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the note are redetermined by treating the note as having been retired and reissued on the date of the change in circumstances for an amount equal to the note’s adjusted issue price on that date.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest on the note. Amounts attributable to accrued but unpaid interest are treated as interest as described under “–Interest” above, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. A U.S. Holder’s adjusted tax basis in a note will equal the cost of the note to such U.S. Holder, increased by the amount of any OID previously included in income by the U.S. Holder with respect to such note and reduced by any amortized bond premium and any principal payments received by the U.S. Holder and, in the case of an original issue discount note, by the amounts of any other payments that do not constitute qualified stated interest.

Gain or loss recognized on the sale, exchange or retirement of a note generally will be treated as capital gain or loss. Certain exceptions to capital treatment are described above under “–Original Issue Discount Notes–Short-Term Original Issue Discount Notes” and below under “–Foreign Currency Notes” and “–Certain Indexed Notes.” Capital gain or loss recognized on the taxable disposition of a note will be long-term capital gain or loss, respectively, if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

Foreign Currency Notes

The following summary relates to notes that are denominated in a currency or currency unit other than the U.S. dollar (“foreign currency notes”).

A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment upon receipt (determined on the date of receipt) regardless of whether the payment is in fact converted to U.S. dollars, and such U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency. A cash method U.S. Holder who receives a payment in U.S. dollars pursuant to an option available under a note will be required to include the amount of such payment in income upon receipt.

A U.S. Holder of original issue discount notes who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial accrual period within the taxable year. Such U.S. Holder may recognize exchange gain or loss (treated as ordinary income or loss) with respect to accrued interest income on the date such income is actually received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrued interest (or, where a U.S. Holder receives U.S. dollars, the amount of such payment) and the U.S. dollar value of interest income that has accrued (as determined above). A U.S. Holder may elect to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

OID and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency and then converted into U.S. dollars in the same manner described above for interest taken into income on an accrual basis. Thus, a U.S. Holder may recognize exchange gain or loss upon receipt of an amount attributable to accrued OID. Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium under Section 171 of the Code will be a capital loss to the extent of such bond premium. If such an election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to such U.S. Holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency may recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase. A U.S. Holder’s amount realized upon the sale, exchange or retirement of a foreign currency note where foreign currency is received therefor will be determined by the U.S. dollar value of the foreign currency on the date payment is received or the instrument is disposed of.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (a) the U.S. dollar value of the foreign currency principal amount of such note, and any payment with respect to accrued interest, both determined on the date such payment is received or the note is disposed of, and (b) the U.S. dollar value of the foreign currency principal amount of such note, determined on the date such U.S. Holder acquired such note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the “qualified business unit” of the U.S. Holder on whose books the note is properly reflected. Any gain or loss realized by a U.S. Holder in excess of such foreign currency gain or loss will be capital gain or loss except in the case of a short-term original issue discount note, to the extent of any OID not previously included in the U.S. Holder’s income.

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. With respect to purchases and sales of any publicly traded foreign currency notes by a cash method taxpayer, however, the units of foreign currency paid or received would be translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss would result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash-method taxpayers with respect to the purchases and sales of any publicly traded foreign currency notes provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Foreign Currency Loss Transactions. Under Treasury Regulations, a taxpayer that has participated in a “reportable transaction” during the tax year must attach a disclosure statement to its U.S. federal income tax return describing such participation. A reportable transaction includes a transaction generating a loss under Section 165 of the Code in excess of certain specified amounts (which amounts vary depending on several factors, including the status of the taxpayer as an individual, trust, partnership or corporation). Investment in foreign currency notes could be treated as a reportable transaction that must be disclosed on a U.S. Holder’s U.S. federal income tax return if the investment results in the U.S. Holder claiming a foreign currency loss on such tax return at least equal to the specified amount (e.g., $50,000 in the case of a U.S. Holder that is an individual or trust). U.S. Holders should consult their tax advisors regarding the circumstances in which investment in foreign currency notes may result in a reportable transaction that is required to be disclosed to the IRS.

Variable Rate Notes

Under Treasury Regulations, notes that qualify as variable rate debt instruments, as defined below (“variable rate notes”), are subject to special rules. In general, stated interest on variable rate notes is treated as qualified stated interest, and the amount of OID, if any, on variable rate notes is determined under the general OID rules (described above under “–Original Issue Discount Notes”) by assigning a substituted value or fixed rate to the variable or floating rate payable under the notes. U.S. Holders of variable rate notes should refer to any discussion relating to U.S. federal income taxation in the applicable pricing supplement.

Certain notes paying variable or floating rates that do not qualify as variable rate notes will instead be classified under Treasury Regulations as contingent payment debt instruments. See “–Certain Indexed Notes,” below.

A note is a “variable rate debt instrument” if it:

•	has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (a) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and (z) 0.015, or (b) 15 percent of the total noncontingent principal payments; and

•	does not provide for stated interest other than stated interest compounded or paid at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a current value of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A variable rate is a “qualified floating rate” if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or

•	it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If a note provides for two or more qualified floating rates that,

•	are within 0.25 percentage points of each other on the issue date; or

•	can reasonably be expected to have approximately the same values throughout the term of the note;

•	the qualified floating rates together constitute a single qualified floating rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if (a) the rate is equal to a fixed rate minus a qualified floating rate, and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (a) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or (b) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CD rate notes, CMT rate notes and federal funds rate notes generally will be treated as variable rate notes.

In general, if a variable rate note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of another objective rate, a fixed rate that reflects the yield reasonably expected for the note.

If a variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the note are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under the variable rate note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above);

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the variable rate note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Certain Indexed Notes

Certain notes the principal or interest payments on which are linked to commodity prices, equity indices, the relative performance of currencies or other factors, if treated as debt for U.S. federal income tax purposes may be treated as “contingent payment debt instruments,” or may not be treated as debt for U.S. federal income tax purposes. Floating rate notes that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments for U.S. federal income tax purposes. The applicable pricing supplement will discuss any special U.S. federal income tax rules with respect to notes that are subject to the rules governing contingent payment debt instruments which are not subject to the rules governing variable rate notes or notes that may not be treated as debt for U.S. federal income tax purposes.

Extension of Maturity

In general, whether the extension of the maturity of a note not occurring by operation of the original terms of the instrument will result in a taxable exchange depends on the changes in the yield, if any, in the timing and amounts of payments, and on any changes in other relevant terms. Under applicable Treasury Regulations, the alteration of the terms of a debt instrument (a “modification”) will, if significant, result in a deemed exchange of the original debt instrument for a modified debt instrument for U.S. federal income tax purposes. In addition, certain changes that occur by operation of the original terms of a debt instrument are, nevertheless, considered modifications that, if significant, will result in a deemed exchange of the original debt instrument for a modified debt instrument. The determination of whether a modification is significant is made based on all relevant facts and circumstances. A modification that changes the timing of payments due under a debt instrument is a significant modification if it results in the “material deferral” of scheduled payments. However, deferral will not be material if a deferred payment is unconditionally payable no later than the earlier of the expiration of five years following the original due date of the first deferred payment or 50 percent of the original term of the instrument.

Even if the extension of the maturity of a note does not result in an exchange under the principles discussed above, such extension will result in a deemed exchange solely for the purposes of accrual of OID if the extension results in the deferral of a scheduled payment or payments. If the terms of a debt instrument are modified to defer one or more payments, then for OID purposes the note will be treated as retired and reissued on the date of the modification for an amount equal to the note’s adjusted issue price on that date. The applicable pricing supplement will discuss any special U.S. federal income tax rules with respect to any extendible notes.

Amortizing Notes

The applicable pricing supplement will contain a discussion of any special U.S. federal income tax rules applicable to any notes providing for the periodic payment of principal over the life of the note.

Information Reporting and Backup Withholding

In general, payments of principal, any premium and interest (including OID) on a note and payments of proceeds from the sale or other taxable disposition of a note before maturity may be subject to U.S. information reporting and backup withholding. However, backup withholding generally will apply only if a U.S. Holder:

•	fails to furnish its Taxpayer Identification Number (“TIN”) which, for an individual, would be his or her Social Security number;

•	furnishes an incorrect TIN; or

•	is notified by the IRS that it has failed to properly report payments of interest and dividends.

U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. Backup withholding is not an additional tax. The amount of any backup withholding tax withheld from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished by the U.S. Holder to the IRS.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to an additional 3.8% Medicare tax on their “net investment income,” (or “undistributed net investment income” in the case of an estate or trust) which may include any interest income (including any OID) and net gain recognized by such U.S. Holders with respect to the notes. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Considerations for Non-U.S. Holders

The following portion of this discussion generally will apply to you if you are a “Non-U.S. Holder” of a note. You are a “Non-U.S. Holder” if you are a beneficial owner of a note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partnership holding notes and persons that for U.S. federal income tax purposes are treated as partners in a partnership holding notes are urged to consult their own tax advisors with regard to the U.S. federal income tax consequences of an investment in the notes.

Payments of Interest

Subject to the discussion of backup withholding and FATCA withholding below, if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax or U.S. federal withholding tax on interest

(which, for purposes of this discussion of Non-U.S. Holders, includes any OID) paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the United States (or, if an income tax treaty applies, such interest is not attributable to a permanent establishment or fixed base maintained by you in the United States), provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is directly or indirectly related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form)).

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or appropriate successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or applicable successor form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and FATCA withholding below, if you are a Non-U.S. Holder you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, redemption or other taxable disposition of a note, unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States); or

•	if you are an individual Non-U.S. Holder, you are present in the United States for at least 183 days in the taxable year of such sale, exchange, redemption, repurchase or other taxable disposition and certain other conditions are met.

If you are described in the first bullet point above, see “–Interest or Gain Effectively Connected with a U.S. Trade or Business” below. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax on the amount by which your capital gains allocable to U.S. sources, including gain from such sale, exchange, redemption, repurchase or other taxable disposition of a note, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

To the extent that the amount realized on any sale, exchange, redemption, repurchase or other taxable disposition of notes is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as payments of interest as described under the heading “–Payments of Interest” above.

Interest or Gain Effectively Connected with a U.S. Trade or Business

If you are a Non-U.S. Holder that is engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, such interest or gain is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to U.S. federal income tax on such interest and gain on a net basis generally in the same manner as if you were a U.S. person as defined under the Code. If interest with respect to a note is taxable on a net basis, the 30% U.S. federal withholding tax described above will not apply if you provide an IRS Form W-8ECI (or successor form) as described above. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on a note or gain recognized on the sale or other taxable disposition of a note that is effectively connected with your trade or business in the United States will be included in your earnings and profits.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments on the notes (including payments in respect of OID) and proceeds from the sale or other disposition of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding (at a rate of 28%) may apply to certain payments of principal and interest on the notes to Non-U.S. Holders, as well as to the proceeds of certain sales of notes, unless the Non-U.S. Holder has complied with certain certification procedures to establish that it is not a U.S. person or has otherwise established an exemption. The certification procedures required to claim an exemption from withholding of tax on interest described above under “–Payments of Interest” generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (commonly known as “FATCA”) generally impose a 30% U.S. federal withholding tax on certain payments with respect to interest-bearing obligations that are made to certain foreign financial institutions that fail to certify their FATCA status and to non-financial foreign entities if certain disclosure requirements in respect of their direct and indirect U.S. shareholders and/or account holders are not satisfied.

Under applicable Treasury Regulations, a withholding tax of 30% generally will be imposed, subject to certain exceptions, on payments of (a) interest on the notes, and (b) on or after January 1, 2017, gross proceeds from the sale or other disposition of the notes. In the case of payments made to a “foreign financial institution” (generally including an investment fund) as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the United States government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” United States owners. If the notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.

Prospective investors are urged to consult their own tax advisors regarding FATCA as it applies to an investment in the notes.

PLAN OF DISTRIBUTION

We and the agents have entered into a distribution agreement with respect to the notes. We are offering the notes on a continuing basis through the agents, who have agreed to use reasonable efforts to solicit offers to purchase notes. We will have the sole right to accept offers to purchase notes and may reject any offer to purchase notes in whole or in part. Each agent will have the right to reject any offer to purchase notes solicited by it in whole or in part. Payment of the purchase price of the notes will be required to be made in immediately available funds. We will pay an agent, in connection with sales of notes resulting from a solicitation made or an offer to purchase received by the agent, a commission ranging from 0.125% to 0.750%, depending upon the maturity of the notes, of the principal amount of notes to be sold. However, commissions with respect to notes maturing in thirty years or greater will be negotiated.

We may also sell notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. The notes may be resold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of the resale, as determined by the agent or, if so agreed, at a fixed public offering price. In addition, the agent may offer the notes they have purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

We have reserved the right to sell the notes directly to investors, and may solicit and accept offers to purchase notes directly from investors from time to time on our own behalf. We may accept (but not solicit) offers to purchase notes through additional agents and may appoint additional agents for the purpose of soliciting offers to purchase notes, in either case on terms substantially identical to the terms contained in the distribution agreement. Any other agent will be named in the applicable pricing supplement.

An agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

We do not intend to apply for the listing of the notes on a national securities exchange. We have been advised by the agents that the agents intend to make a market in the notes, as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, the agents may reclaim selling concessions allowed to a dealer for distributing the notes in the offering, if the agents repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of notes through the agents as described herein, we may issue other senior debt securities pursuant to the Indenture or another indenture we may enter into.

The agents and/or certain of their affiliates have provided and/or may in the future provide investment banking, commercial banking and other financial services for us and certain of our affiliates in the ordinary course of business for which they have received and will receive customary compensation.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Jones Day, Cleveland, Ohio, and for the agents by Sullivan & Cromwell LLP, New York, New York. On matters of Ohio law, Sullivan & Cromwell LLP will rely on Jones Day. The opinions of Jones Day and Sullivan & Cromwell LLP will be conditioned upon and subject to assumptions regarding future action required to be taken by us and the trustee in connection with the issuance and sale of any particular note, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of their opinions.

PROSPECTUS

PARKER-HANNIFIN CORPORATION

Debt Securities

Common Shares

Serial Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time, in one or more offerings, debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of the securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities on an immediate, continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. In addition, the underwriters may overallot a portion of the securities.

Our common shares are listed on the New York Stock Exchange under the symbol “PH.” None of our other securities are listed on any national securities exchange.

Investing in our securities involves certain risks. Please read carefully the section titled “Risk Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141 and our telephone number is (216) 896-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2013.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or applicable free writing prospectus. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any applicable prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

References in this prospectus to the terms “we,” “our,” “us” or “Parker” or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Before you purchase securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities. If any of these risks actually occurs, our business, results of operations and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

PARKER-HANNIFIN CORPORATION

We are a leading worldwide diversified manufacturer of motion and control technologies and systems, providing precision engineered solutions for a wide variety of mobile, industrial and aerospace markets.

Parker was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone (216) 896-3000. We also maintain a website that contains additional information about us at http://www.phstock.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements contained in this prospectus, any prospectus supplement or free writing prospectus, the documents incorporated by reference into this prospectus and other written reports and oral statements we may make from time to time are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan” and “forecast.” All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that our future performance and our earnings projections for Parker, including our individual segments, may differ materially from current expectations, depending on economic conditions within our mobile, industrial and aerospace markets, and our ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are:

•

changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix;

•	ability to identify acceptable strategic acquisition targets;

•	uncertainties surrounding timing, successful completion or integration of acquisitions;

•	ability to realize anticipated costs savings from business realignment activities;

•	threats associated with and efforts to combat terrorism;

•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;

•	competitive market conditions and resulting effects on sales and pricing;

•	increases in raw material costs that cannot be recovered in product pricing;

•	our ability to manage costs related to insurance and employee retirement and health care benefits; and

•

global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. You should carefully read the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

We also make available free of charge on our website at www.phstock.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, or the Exchange Act, as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Code of Conduct, Board of Directors Guidelines on Significant Corporate Governance Issues and Independence Standards for Directors are available free of charge on our website at www.phstock.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update this prospectus.

We incorporate by reference the documents listed below which we filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended June 30, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012 and December 31, 2012;

•	Current Reports on Form 8-K filed with the SEC on October 29, 2012 and February 15, 2013;

•

the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description; and

•

the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 8, 2007 and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports or herein.

You may request a copy of any of these filings (other than an exhibit to those filings, unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by calling or writing us at the following address:

Secretary

Parker-Hannifin Corporation

6035 Parkland Blvd.

Cleveland, Ohio 44124-4141

Telephone Number: (216) 896-3000

Any statement contained or incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus or the applicable prospectus supplement, or in any subsequently filed document which also is incorporated in this prospectus or any prospectus supplement by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	For the Fiscal Years Ended June 30,					Six Months Ended December 31,
	2012	2011	2010	2009	2008	2012
Ratio of Earnings to Fixed Charges	12.75x	11.18x	6.26x	5.43x	11.00x	9.73x

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•

earnings consist of (i) income from continuing operations before income taxes and non-controlling interests, (ii) fixed charges (excluding capitalized interest), (iii) loss (income) of equity investees and (iv) amortization of capitalized interest; and

•

fixed charges consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) amortized expenses related to indebtedness and (iii) that portion of rental expense Parker believes is representative of interest.

We did not have any serial preferred stock outstanding during the periods presented above. There were no serial preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our unsecured senior debt securities will be issued under an indenture, dated May 3, 1996, between us and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee, or another indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee.

A copy of the May 3, 1996 senior debt indenture has been previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. In this prospectus, we sometimes refer to the senior debt indentures and the subordinated debt indenture as the “indentures.”

The indentures will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Parker. We currently conduct a portion of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom we will pay interest if it is anybody other than the person in whose name the security is registered;

•	when the principal of the debt securities will mature;

•	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

•	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	any obligation of ours to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from U.S. dollars;

•	any index or formula we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	whether the debt securities will be issued in electronic, global or certificated form;

•

if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

•	any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

•

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•

whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions; and

•	any other terms of the debt securities not inconsistent with the terms of the applicable indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of “senior indebtedness” will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated debt indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

Upon any payment or distribution of our assets to creditors, upon a total or partial liquidation or dissolution of Parker or in a bankruptcy, receivership, or similar proceeding relating to Parker or our property, holders of senior indebtedness will be entitled to receive payment in full in cash before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities. Until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness, except that holders of subordinated debt securities may receive distributions of shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities, all as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, we may not make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire, except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, any subordinated debt securities if:

•	any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

•

any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or we and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or serial preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Unless otherwise provided in an applicable prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay interest on our debt securities of that series (or payment with respect to the related coupons, if any) and continuation of the default for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•	failure to make any sinking fund payment on our debt securities of that series when due;

•

failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of our debt securities, which failure continues for 60 days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

•

acceleration of more than $10,000,000 of our or our restricted subsidiaries’ other indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the default in the manner provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the debt securities of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, rescind and annul the declaration of acceleration if we take specific evincing steps to cure the breach, as specified in the applicable indenture. In addition, the holders of at least a majority in aggregate principal amount of the debt securities of a series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

Each indenture requires us to file annually with the trustee an officer’s certificate as to the absence of defaults under the terms of the respective indenture. Each indenture provides that if a default occurs with respect to debt securities of any series issued under such indenture, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

Each indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding debt securities of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities and coupons of that series not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•

are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of an indenture in either case described above, we must also pay or cause to be paid all other sums payable under the applicable indenture by us, and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all indenture conditions have been met.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	we irrevocably deposit with the trustee, in trust:

•	an amount in funds;

•

U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

•	any combination of funds or U.S. government obligations,

which are sufficient to pay upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officer’s certificate to the effect that no debt security will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act of 1939;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least 662/3% in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

•	to change the place or currency of payment of principal, or any premium or interest on, any debt security;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

•

to modify any of the above provisions of an indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

•

to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect;

•	to permit the issuance of debt securities of any series in uncertificated form;

•	to secure the debt securities, subject to specified restrictions;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities subject to certain limitations;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

•	to establish the form or terms of debt securities and coupons of any series.

Certain Covenants

Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under “— Restrictions on Secured Debt,” “— Restrictions on Sales and Leasebacks” and “— Consolidation, Merger and Sale of Assets,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Certain Definitions

Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted from the due date at a rate per annum equal to the weighted average yield to maturity of the debt securities calculated in accordance with generally accepted financial practices.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries computed in accordance with accounting principles generally accepted in the United States of America.

“Debt” means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with accounting principles generally accepted in the United States of America (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

Unless otherwise provided in the applicable prospectus supplement, we will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called “Mortgage” or “Mortgages”), without providing that the debt securities are secured equally and ratably with (or, at our option, prior to) such secured Debt.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions described in “— Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•

Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the applicable indenture;

•	Mortgages in favor of Parker or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•

Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•	Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

•

any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Unless otherwise provided in the applicable prospectus supplement, neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•

we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the debt securities, other Funded Debt of Parker ranking on parity with or senior to the debt securities, or Funded Debt of a Restricted Subsidiary or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender debentures or notes, including the debt securities, to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•

the surviving or acquiring entity is a United States corporation, partnership or trust and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the debt securities are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under an indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

•	there shall have occurred and be continuing an event of default with respect to the global security; or

•	another event, described in the relevant prospectus supplement, has occurred.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between The Depository Trust Company, or DTC, and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

One fully-registered global security will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

The following information concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

Unless otherwise specified in the applicable prospectus supplement, DTC will act as the depositary for securities issued in the form of global securities. Global securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from countries that DTC’s participants, referred to herein as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to herein as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org. Information on or accessible through such websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the debt security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered to DTC.

Debt securities may be issued as registered securities, which will be registered as to principal and interest in the register maintained by the registrar for those debt securities, or bearer securities, which will be transferable only by delivery. If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Our Senior Debt Trustee and Subordinated Debt Trustee

The current trustee for our senior debt securities is Wells Fargo Bank, N.A., which performs services for us in the ordinary course of business. In addition, the unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Wells Fargo Bank, N.A., as trustee, or another trustee. Wells Fargo Bank, N.A. acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. Wells Fargo Bank, N.A. is a participating lender under our current U.S. credit facility. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Capitalization

Our authorized capital stock consists of 603,000,000 shares of stock, including:

•	600,000,000 common shares, par value of $.50 per share; and

•	3,000,000 shares of serial preferred stock, par value of $.50 per share.

Common Shares

This section describes the general terms of our common shares. For more detailed information, you should refer to our amended articles of incorporation and amended code of regulations, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

Holders of our common shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of shares of our serial preferred stock, if any. Except as provided in connection with our serial preferred stock or as otherwise may be required by law or our amended articles of incorporation, our common shares are the only capital stock entitled to vote in the election of directors.

Shareholders of Parker have cumulative voting rights in the election of directors if any shareholder gives notice in writing to the president or a vice president or the secretary of Parker not less than 48 hours before the time fixed for holding the meeting that cumulative voting at this election is desired and an announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice. In this event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

Subject to the rights of holders of our serial preferred stock, if any, holders of our common shares are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of serial preferred stock are entitled by the express terms of that series of serial preferred stock.

Our outstanding common shares are fully paid and nonassessable. Our common shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized common shares as it is authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements. In addition, attached to each of our common shares is one common share purchase right. See “— Rights Agreement” below for a summary discussion of these rights.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of serial preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of serial preferred stock. We will file a copy of the amendment to our amended articles of incorporation that contains the terms of each new series of serial preferred stock with the SEC each time we issue a new series of serial preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amended articles of incorporation before deciding to buy shares of our serial preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of shares of our serial preferred stock in multiple series without the approval of shareholders. With respect to each series of our serial preferred stock, our board of directors has the authority, consistent with our amended articles of incorporation, to fix the following terms:

•	the designation of the series distinguished by number, letter or title;

•	the number of shares within the series, which the board of directors may increase or decrease, except where otherwise provided in the terms of the series;

•	the dividend rate of the series;

•	the dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative;

•	the liquidation price of the series;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	whether the shares are convertible, the price or rate of conversion, and the applicable terms and conditions; and

•	any restrictions on issuance of shares in the same series or any other series.

Dividends in respect of the serial preferred stock will be cumulative and payable quarterly in cash. Holders of serial preferred stock are entitled to one vote for each share of serial preferred stock on all matters presented to shareholders and vote, in general, together with common shares as one class. In the event of a default in the payment of dividends (whether or not declared) in an aggregate amount equivalent to six quarterly dividends (whether or not consecutive), the holders of serial preferred stock, voting as a separate class, have the right to elect two additional directors on Parker’s board of directors. In addition, the holders of serial preferred stock have supermajority voting rights in regard to changes to our amended articles of incorporation or amended code of regulations adversely affecting the voting powers, rights or preferences of this serial preferred stock.

Your rights with respect to your shares of the serial preferred stock will be subordinate to the rights of our general creditors. Shares of our serial preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

The description of our board of director’s powers with respect to serial preferred stock and your rights as a serial preferred stock shareholder in this section does not describe every aspect of these powers and rights. A copy of our amended articles of incorporation has been incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Rights Agreement

Attached to each of our common shares is one common share purchase right. Each right entitles the registered holder to purchase from us one common share, par value $.50 per share, at a price of $160.00 per common share, subject to adjustment. The rights expire on February 17, 2017 unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us.

The rights are represented by the certificates for our common shares (or, if the common shares shall be uncertificated, by the registration of the associated common shares on our stock transfer books and our confirmation thereof), are not exercisable, and are not separately transferable from the common shares, until the earlier of:

•

ten business days or any earlier or later date (this date, the “flip-in date”) (not to exceed 30 days) determined by the board of directors, after our public announcement that a person or group, called an

“acquiring person,” has become the beneficial owner of 15% or more of our outstanding common shares; or

•	ten business days, or a later date determined by the board of directors, after the commencement of a tender or exchange offer that would result in a person or group becoming an acquiring person.

Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common shares having a value equal to two times the exercise price of the right. In the event that we are acquired in a merger, consolidation or other business combination transaction or more than 50% of our assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common shares of the surviving corporation having a value equal to two times the exercise price of the right.

At any time on or after the flip-in date, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one common share per right, subject to adjustment.

The rights are redeemable in whole, but not in part, at $0.01 per right until a flip-in date occurs. The ability to exercise the rights terminates at the time that the board of directors elects to redeem or exchange the rights. At no time will the rights have any voting rights.

The number of outstanding rights, the exercise price payable, and the number of common shares issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire beneficial ownership of more than 15% of our outstanding shares on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination that our board of directors approves.

The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated as of February 8, 2007 and amended as of July 6, 2009, as it may be further amended from time to time, between us and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement and the amendment thereto have been incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Limitation on Directors’ Liability

Under Section 1701.59(D) of the Ohio Revised Code, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or the corporation’s articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•

the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation who determined that the loan could reasonably be expected to benefit the corporation.

Section 1701.59(D) applies to our board of directors because our amended articles of incorporation and amended code of regulations do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Ohio Anti-Takeover Law

Several provisions of the Ohio Revised Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (Control Share Acquisitions), Chapter 1704 (Business Combinations) and Section 1707.041 (Control Bids).

These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our board of directors based upon careful consideration of the proposed terms, such as, among other factors, the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

The Ohio Revised Code’s Control Share Acquisition, Business Combination and Control Bids provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Revised Code.

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations

We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

•	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;

•

the transaction is approved by the holders of shares with at least 662/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Control Bids

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees, the subject corporation and the Ohio Division of Securities. Control bids include the purchase or offer to purchase any equity security of such a corporation from a resident of Ohio if, after the purchase of that security, the offeror would be directly or indirectly the beneficial owner of more than 10% of any class of issued and outstanding equity securities of the corporation. Information that must be provided in connection with a control bid includes a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject corporation, sell its assets, effect a merger or consolidation of the corporation, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject corporation or of any of its subsidiaries or affiliates, change or reduce its work force or the work force of any of its subsidiaries or affiliates, or make any other major change in the corporation’s business, corporate structure, management personnel or policies of employment.

Special Charter and Regulations Provisions

Our amended articles of incorporation contain a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 20% of the aggregate voting power of our outstanding capital stock, referred to as an “interested party.” The provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve certain business combination transactions between the interested party and us or our subsidiaries, including:

•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or the assets of a subsidiary having a fair market value of at least $20,000,000;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of the interested party;

•	the issuance or transfer by us or a subsidiary to an interested party of any of our securities or the securities of a subsidiary having a fair market value of $20,000,000 or more; or

•	any recapitalization, reclassification, merger or consolidation involving us that would have the effect of increasing the interested party’s voting power in us or a subsidiary.

The 80% voting requirement will not apply if:

•	the business combination is approved by our board of directors, including by not less than a majority of our continuing directors (as defined in our amended articles of incorporation); or

•	the business combination is a merger or consolidation and the consideration to be received by the holders of each class of capital stock is the highest of:

•	the highest per share price paid by the interested party for the capital stock during the prior two years;

•	the highest sales price reported on a national securities exchange during the prior two years; or

•

in the case of serial preferred stock, the amount of the liquidation preference plus annual compound interest from the date the interested party became an interested party less the aggregate amount of any cash dividends paid during the interest period.

This provision could have the effect of delaying or preventing a change in control in a transaction or series of transactions not satisfying the “fair price” criteria.

The “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock, unless two-thirds of the continuing directors recommends such a change.

The foregoing provisions of our amended articles of incorporation and amended code of regulations, together with the rights agreement and the provisions of the Ohio antitakeover laws (Section 1701.831, Chapter 1704 and Section 1707.041 of the Ohio Revised Code), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

Transfer Agent and Registrar

Wells Fargo Bank, N.A. serves as the registrar and transfer agent for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange. The trading symbol for our common shares on this exchange is “PH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of serial preferred stock. The prospectus supplement will indicate that fraction. The shares of serial preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the serial preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of serial preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of serial preferred stock represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of serial preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the serial preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Serial Preferred Stock

Upon receipt of notice of any meeting at which the holders of the serial preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to this serial preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the serial preferred stock) may instruct the Bank Depositary as to how to vote the serial preferred stock represented by that holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the serial preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the serial preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this serial preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the serial preferred stock in connection with any liquidation, dissolution or winding up of Parker and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the serial preferred stock and any redemption of the serial preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of serial preferred stock upon surrender of depositary receipts, as may be expressly provided in the depositary agreement related to their accounts.

Withdrawal of Serial Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of serial preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of serial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of serial preferred stock to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of serial preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of serial preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or serial preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting serial preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor’s acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, serial preferred stock or common shares. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common shares or serial preferred stock will describe the terms of the common share warrants and serial preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or serial preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or serial preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or common shares or shares of serial preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities, serial preferred stock or common shares, the holder will not have any rights as a holder of our debt securities, serial preferred stock or common shares, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders;

•	in a rights offering;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, or the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise provided in the applicable prospectus supplement, Jones Day will pass upon the validity of our debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. Any underwriters may also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference to Parker-Hannifin Corporation’s Annual Report on Form 10-K, and the effectiveness of Parker-Hannifin Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

PARKER-HANNIFIN CORPORATION

Medium-Term Notes, Series A

$500,000,000 3.30% Medium-Term Notes, Series A due 2024

$500,000,000 4.20% Medium-Term Notes, Series A due 2034

$500,000,000 4.45% Medium-Term Notes, Series A due 2044

Pricing Supplement to Prospectus dated February 19, 2013 and

Prospectus Supplement dated November 18, 2014

Joint Book-Running Managers

MORGAN STANLEY

WELLS FARGO SECURITIES

MIZUHO SECURITIES

Senior Co-Manager

KEYBANC CAPITAL MARKETS

Co-Managers

BARCLAYS

GOLDMAN, SACHS & CO.

J.P. MORGAN

RBS

November 18, 2014